10f-3 Transactions Summary

Set forth below is a summary of the transactions made pursuant to the Funds' 10f-3 procedures for the period November 1, 2001 through October 31, 2002.

Fund

Global Opportunities Fund

Security

Anteon International Corp

Advisor

EIMCO

Transaction

 Date
3/11/02
Cost
$68,400
$41,400
% of
Offering Purchase

0.025%

0.015%

Broker
Goldman, Sachs & Co.
Underwriting
Syndicate
Members
Merrill Lynch & Co.
First Union Securities, Inc.

Fund

Global Opportunities Fund

Security

CTI Molecular Imaging Inc.
Advisor

EIMCO

Transaction

 Date
6/20/02
Cost
$20,400
$207,400
% of
Offering Purchase

0.011%

0.114%

Broker

Credit Suisse First Boston Corp
Underwriting
Syndicate
Members
Credit Suisse First Boston Corp
U.S. Bancorp Piper Jaffray Inc.